(d)(4)

Annex A

February 12, 2013

The compensation payable under Paragraph 5 of the Management Agreement between Goldman Sachs Variable Insurance Trust and each of the undersigned shall be as follows:

Goldman Sachs Asset Management	Annual Rate (%)
Goldman Sachs Large Cap Value Fund	0.75% on first $1 billion
0.68% over $1 billion up to $2 billion
0.65% over $2 billion up to $5 billion
0.64% over $5 billion up to $8 billion
0.63% over $8 billion
Goldman Sachs Mid Cap Value Fund	0.80% on first $2 billion
0.72% over $2 billion up to $5 billion
0.68% over $5 billion up to $8 billion
0.67% over $8 billion
Goldman Sachs Structured Small Cap Equity Fund	0.75% on first $2 billion
0.68% over $2 billion up to $5 billion
0.65% over $5 billion up to $8 billion
0.64% over $8 billion
Goldman Sachs Structured U.S. Equity Fund	0.62% on first $1 billion
0.59% over $1 billion up to $2 billion
0.56% over $2 billion up to $5 billion
0.55% over $5 billion up to $8 billion
0.54% over $8 billion
Goldman Sachs Strategic Growth Fund	0.75% on first $1 billion
0.68% over $1 billion up to $2 billion
0.65% over $2 billion up to $5 billion
0.64% over $5 billion up to $8 billion
0.63% over $8 billion
Goldman Sachs High Quality Floating Rate Fund[1]	0.40% on first $1 billion
0.36% over $1 billion up to $2 billion
0.34% over $2 billion up to $5 billion
0.33% over $5 billion up to $8 billion
0.32% over $8 billion
Goldman Sachs Core Fixed Income Fund	0.40% on first $1 billion
0.36% over $1 billion up to $2 billion
0.34% over $2 billion up to $5 billion
0.33% over $5 billion up to $8 billion 0.32% over $8 billion

[1]	Prior to April 30, 2013, the Goldman Sachs High Quality Floating Rate Fund’s (formerly, “Goldman Sachs Government Income Fund”) management fee schedule is 0.54% on the first $1 billion; 0.49% over $1 billion up to $2 billion; 0.47% over $2 billion up to $5 billion; 0.46% over $5 billion up to $8 billion; and 0.45% over $8 billion.

Goldman Sachs Growth Opportunities Fund	1.00% on first $2 billion
0.90% over $2 billion up to $5 billion
0.86% over $5 billion up to $8 billion
0.84% over $8 billion

Goldman Sachs Money Market Fund	0.205%

Goldman Sachs Global Markets Navigator Fund	0.79% on first $1 billion
0.71% over $1 billion up to $2 billion
0.68% over $2 billion up to $5 billion
0.66% over $5 billion up to $8 billion
0.65% over $8 billion

Goldman Sachs Asset Management International

Goldman Sachs Strategic International Equity Fund	0.85% on first $1 billion
0.77% over $1 billion up to $2 billion
0.73% over $2 billion up to $5 billion
0.72% over $5 billion up to $8 billion
0.71% over $8 billion

GOLDMAN SACHS VARIABLE INSURANCE TRUST		GOLDMAN SACHS ASSET MANAGEMENT INTERNATIONAL, an affiliate of Goldman, Sachs & Co.

By:	/s/ James McNamara	By:	/s/ Theodore Sotir
Name:	James McNamara	Nmae	Theodore Sotir
Title:	President	Title:	Managing Director

GOLDMAN SACHS ASSET MANAGEMENT, L.P. an affiliate of Goldman, Sachs & Co.

By:	/s/ Ernest Gong
Name:	Ernest Gong
Title:	Managing Director